Exhibit 99.13
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Consumer Markets premium lubricants % of branded volume)

Premium Lubricants % of Branded Volume

	2009	2010	2011	2012	2013
January	27.6	31.1	31.1	28.7	34.2
February	27.6	28.8	31.9	30.8	34.9
March	31.3	29.2	33.8	31.8	33.4
April	27.7	30.7	33.7	31.8	34.3
May	28.4	28.1	30.9	30.7	33.1
June	30.4	31.5	32.0	29.8	33.4
July	27.2	32.1	31.0	30.2	33.1
August	27.4	30.5	29.5	31.1
September	26.7	28.8	29.9	30.0
October	28.1	29.5	29.8	32.9
November	26.4	31.1	29.2	32.8
December	30.0	30.0	29.0	32.0